Exhibit 5.3

CONSENT OF WILDEBOER DELLELCE LLP

We hereby consent to the references to us on the front cover page of, and under the heading “Legal Matters” in the short form base shelf prospectus dated November 12, 2021 and on the front cover page of, and under the headings “Legal Matters”, “Interest of Experts” and “Documents Filed as Part of the Registration Statement” and to the reference to us and use of our opinion under the heading “Certain Canadian Federal Income Tax Considerations” in the preliminary prospectus supplement dated November 15, 2021, forming a part of the registration statement on Form F-10 dated November 15, 2021 of Sangoma Technologies Corporation, as such may thereafter be amended or supplemented, filed with the United States Securities and Exchange Commission. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ Wildeboer Dellelce LLP

Wildeboer Dellelce LLP

Toronto, Ontario

November 15, 2021